Exhibit 6.223.2

Au[redacted]

COUNTEROFFER TO OR MODIFICATION OF THE UNACCEPTED ORIGINAL OFFER

This Counteroffer is made **1** at o'clock **p** m. on the date of **December 8, 2022** .

GeorgiaREALTORS®

2022 Printing

This is a Counteroffer to or modification of, as the case may be, (hereinafter collectively "Counteroffer") the unaccepted original offer set forth in the Purchase and Sale Agreement dated **December 7, 2022** including all exhibits attached hereto or incorporated by reference therein ("Original Offer") for property located at: **10 Amber Dr** , **Port Wentworth** , Georgia **31407** ("Property").

A. **Previous Counteroffers Rejected.** The party making this Counteroffer acknowledges that in doing so: 1) it constitutes a rejection of the Original Offer as presented and all previous counteroffers; 2) the Original Offer and all previous counteroffers are no longer available for acceptance; 3) no previous counteroffer(s) shall be considered a part of any agreement between the parties; and 4) nothing requires the other party to continue the negotiations.

B. **Relationship between Original Offer and This Counteroffer.** The Original Offer is hereby incorporated by reference into this Counteroffer. However, the terms of this Counteroffer shall modify and control over any conflicting or inconsistent provisions contained in the Original Offer.

C. **Effect of Accepting This Counteroffer.** When this Counteroffer is signed by the Buyer and Seller and a copy of the same is delivered to both parties, the Original Offer as modified by this Counteroffer constitutes a legally binding agreement. Since the Original Offer (including all exhibits thereto) is incorporated by reference into this Counteroffer, only this Counteroffer needs to be signed to create a legally binding agreement between the parties.

D. **Clean Copy of Agreement.** At any time prior to closing, either party if so requested by the other shall sign a conformed or "clean" copy of the Agreement combining the terms of Original Offer with the controlling and supplemental provisions of this Counteroffer into one (1) document, including initialing or signing, as the case may be, all exhibits. (Include SS622 Conformed Copy of Agreement in conformed or "clean" copy of Agreement)

E. **Terms and Conditions.** The following terms and conditions of the Original Offer are modified as follows: ***[The sections not filled in or marked N/C (for "no change" which shall mean that no change is being proposed to that section of the agreement) shall not be a part of this Counteroffer and shall remain the same as set forth in the Original Offer.]***

Purchase Price of Property to be Paid by Buyer: $ **300,000.00**	**Closing Costs.** **Seller's Contribution at Closing:** $ **N/A**
Closing and Possession. Closing Date shall be **January 9, 2023** with possession of the Property transferred to Buyer at [X] Closing **OR** [ ] ____ days after Closing at ____ o'clock [ ] AM [ ] PM (attach F219 Temporary Occupancy Agreement).	
Holder of Earnest Money ("Holder"): (If Holder is Closing Attorney, F510 must be attached as an exhibit hereto, and F511 must be signed by Closing Attorney.)	**Closing Law Firm:**

Earnest Money: Earnest Money shall be paid by [ ] check [ ] ACH [ ] cash or [X] wire transfer of immediately available funds as follows:

[ ] 1. $ ____ as of the Offer Date.

[X] 2. $ **10,000.00** within **5** days from the Binding Agreement Date.

[ ] 3. ____

Inspection and Due Diligence. Property is being sold subject to a Due Diligence Period of **14** days from the Binding Agreement Date.

Time Limit of this Counter Offer: This Counteroffer, which incorporates and controls over the Original Offer, shall expire at **5** o'clock **p** .m. on the date of **December 9, 2022** unless prior to that time it is accepted in writing and notice [redacted] m is defined in the Original Offer) is delivered to the party who made the Counteroffer.

Buyer(s) Initials [redacted] Seller(s) Initi[redacted]

F. Other Modifications to the Original Offer:

1. Brokerage Relationship in this Transaction:
Seller's Broker is Next Move Real Estate LLC, representing the Seller as Client.

☐ **Additional pages are atta**[redacted]

Buyer(s) Initials ____[redacted]____ Seller(s) Initial [redacted]____

10 Amber Dr

Au[redacted]

This Counteroffer is made at 1 o'clock p m. on the date of December 8, 2022 .

By signing this Counteroffer, Buyer and Seller acknowledge that they have each read and understood this Counteroffer and agree to its terms.

Buyer Acceptance and Contact Information [redacted]

DocuSigned by:

[redacted]

Buyer's Address for Receiving Notice

.

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

.

Buyer's E-mail Address

.

2 **Buyer's Signature**

12/8/2022

Print or Type Name — Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

[redacted]

[redacted]

Seller's Phone Number: ☒ Cell ☐ Home ☐ Work

[redacted]

Seller's E-mail Address

[redacted]

2 e er s gna ure

Antoinette Bryant 12/08/2022

Print or Type Name — Date

Seller's Address for Receiving Notice

([redacted]

Seller's Phone Number: ☒ Cell ☐ Home ☐ Work

[redacted]

Seller's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Buyer's Broker/Affiliated Licensee Contact Information

Trowbridge Realty Corp DBA Marketplace Homes

Buyer Brokerage Firm

[redacted] se #

REALTOR® Membership

[redacted]

Broker's Address

[redacted]

[redacted]

Broker's Phone Number — Fax Number

[redacted] [redacted]

MLS Office Code — Brokerage Firm License Number

Seller's Broker/Affiliated Licensee Contact Information

Next Move Real Estate LLC

[redacted] 12/08/2022

Date

[redacted]

Print or Type Name — GA Real Estate License #

([redacted]

Licensee's Phone Number — Fax Number

[redacted]

Licensee's E-mail Address

[redacted]

REALTOR® Membership

[redacted]

Broker's Address

[redacted]

([redacted]

Broker's Phone Number — Fax Number

[redacted] [redacted]

MLS Office Code — Brokerage Firm License Number

Binding Agreement Dat [redacted] date of 12/8/2022

and has been filled in by [redacted] .